Exhibit 10.4

EXECUTION VERSION

THIRD AMENDMENT TO CREDIT AGREEMENT

THIS THIRD AMENDMENT TO CREDIT AGREEMENT is dated as of February 28, 2017 (this “Third Amendment”), and entered into by and among Vistra Operations Company LLC (formerly known as TEX Operations Company LLC), a Delaware limited liability company (the “Borrower”), Vistra Intermediate Company LLC (formerly known as TEX Intermediate Company LLC), a Delaware limited liability company (“Holdings”), the Term Letter of Credit Issuers (as defined in the Credit Agreement referred to below) party hereto and Deutsche Bank AG New York Branch, as Administrative Agent and Collateral Agent.

RECITALS:

WHEREAS, reference is hereby made to the Credit Agreement, dated as of October 3, 2016 (as amended, restated, supplemented and/or otherwise modified from time to time prior to the Third Amendment Effective Date referred to below, the “Credit Agreement”), among Holdings, the Borrower, the Lenders and Letter of Credit Issuers party thereto, the Administrative Agent, the Collateral Agent and the other parties named therein (capitalized terms used but not defined herein having the meaning provided in the Credit Agreement (as amended hereby));

WHEREAS, the Borrower may appoint a new Term Letter of Credit Issuer with the consent of the Administrative Agent as provided in Section 3.6(a) of the Credit Agreement; and

WHEREAS, Section 13.1 of the Credit Agreement provides that the Administrative Agent, the Collateral Agent, the relevant Letter of Credit Issuer(s) and the relevant Credit Parties may amend, supplement or modify any provision of Section 3 of the Credit Agreement (or any defined term as used therein or any underlying definition thereto) to make technical, ministerial or operational changes (or any other amendments, supplements or modifications which impact such consenting Letter of Credit Issuer) without the consent of any other Lender so long as such amendments do not adversely affect the Lenders;

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

A. Provisions Related to Term Letters of Credit.

1. Additional Term Letter of Credit Issuer. The Borrower hereby appoints Natixis, New York Branch as a Term Letter of Credit Issuer as contemplated by Section 3.6(a) of the Credit Agreement (and Natixis, New York Branch hereby accepts such appointment), on the terms and subject to the conditions below. Each of the Borrower, the Administrative Agent, the Collateral Agent and Natixis, New York Branch agrees that, on and after the Third Amendment Effective Date, Natixis, New York Branch (and its Affiliates) will become a Term Letter of Credit Issuer for all purposes under the Credit Agreement (as amended hereby) and the other Credit Documents, and shall be subject to and bound by the terms thereof, and shall perform all the obligations, and shall have all the rights and powers, of a Term Letter of Credit Issuer thereunder.

2. Amendments to the Credit Agreement. On the Third Amendment Effective Date, the Credit Agreement is hereby amended as follows:

(i) The definition of “Term C Loan Collateral Account” in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Term C Loan Collateral Account” shall mean one or more cash collateral accounts or securities accounts established pursuant to, and subject to the terms of, Section 3.9 for the purpose of cash collateralizing the Term L/C Obligations in respect of Term Letters of Credit, including the Deutsche Bank Term C Loan Collateral Account, the Barclays Term C Loan Collateral Account, the Natixis Term C Loan Collateral Account and the Citibank Term C Loan Collateral Account.

(ii) The definition of “Term Letter of Credit Issuer” in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Term Letter of Credit Issuer” shall mean (a) Deutsche Bank AG New York Branch and any of its Affiliates (in the case of such Affiliates, solely to the extent reasonably acceptable to the Borrower), (b) Barclays Bank PLC and any of its Affiliates (in the case of such Affiliates, solely to the extent reasonably acceptable to the Borrower), (c) Natixis, New York Branch and any of its Affiliates (in the case of such Affiliates, solely to the extent reasonably acceptable to the Borrower), (d) each issuer of a DIP Term Letter of Credit listed on Schedule 1.1(b) and (e) at any time such Person who shall become a Term Letter of Credit Issuer pursuant to Section 3.6 (it being understood that if any such Person ceases to be a Lender hereunder, such Person will remain a Term Letter of Credit Issuer with respect to any Term Letters of Credit issued by such Person that remained outstanding as of the date such Person ceased to be a Lender). Any Term Letter of Credit Issuer may, in its discretion, arrange for one or more Term Letters of Credit to be issued by Affiliates of such Term Letter of Credit Issuer reasonably acceptable to the Borrower, and in each such case the term “Term Letter of Credit Issuer” shall include any such Affiliate or Lender with respect to Term Letters of Credit issued by such Affiliate or Lender. References herein and in the other Credit Documents to the Term Letter of Credit Issuer shall be deemed to refer to the Term Letter of Credit Issuer in respect of the applicable Term Letter of Credit or to all Term Letter of Credit Issuers, as the context requires.

(iii) Section 1.1 of the Credit Agreement is hereby further amended by adding the following definitions in appropriate alphabetical order:

“Natixis Term C Loan Collateral Account” shall mean the Term C Loan Collateral Account established with Natixis, New York Branch or any Affiliate thereof (which Affiliate is consented to by the Borrower (such consent not to be unreasonably withheld)) as Depositary Bank for the purpose of cash collateralizing the Term L/C Obligations in respect of Term Letters of Credit issued by Natixis, New York Branch (or any of its Affiliates) as Term Letter of Credit Issuer.

“Natixis Term Letters of Credit” shall mean Term Letters of Credit issued by Natixis, New York Branch, any of its affiliates or replacement or successor pursuant to Section 3.6(a).

“Third Amendment” shall mean that certain Third Amendment to Credit Agreement, dated as of February 28, 2017, among Holdings, the Borrower, the Administrative Agent, the Collateral Agent and each Term Letter of Credit Issuer.

“Third Amendment Effective Date” shall have the meaning provided in the Third Amendment.

(iv) The definition of “Specified Term Letter of Credit Commitment” in Section 1.1 of the Credit Agreement is hereby amended by deleting the text “on the date hereof” and inserting the text “on the Third Amendment Effective Date” in lieu thereof.

(v) Section 3.9 of the Credit Agreement is hereby amended by deleting said Section in its entirety and inserting the following text in lieu thereof:

“On the Closing Date or the Third Amendment Effective Date, as applicable, the Borrower established a Term C Loan Collateral Account for the benefit of each Term Letter of Credit Issuer (including the Deutsche Bank Term C Loan Collateral Account, the Barclays Term C Loan Collateral Account, the Natixis Term C Loan Collateral Account and the Citibank Term C Loan Collateral Account) for the purpose of cash collateralizing the Borrower’s obligations (including Term L/C Obligations) to such Term Letter of Credit Issuer in respect of the Term Letters of Credit issued or to be issued by such Term Letter of Credit Issuer. On the Closing Date, the proceeds of the Term C Loans, together with other funds (if any) provided by the Borrower, were deposited into the applicable Term C Loan Collateral Accounts such that the Term C Loan Collateral Account Balance of the Term C Loan Collateral Account established for the benefit of each Term Letter of Credit Issuer equaled at least the Term Letters of Credit Outstanding of such Term Letter of Credit Issuer. After the Conversion Date, the Borrower may establish additional Term C Loan Collateral Accounts for the benefit of any additional Term Letter of Credit Issuer for the purpose of cash collateralizing the Borrower’s obligations to such Term Letter of Credit Issuer in respect of the Term Letters of Credit issued or to be issued by such Term Letter of Credit Issuer, and may transfer all or any portion of the funds in any Term C Loan Collateral Account to any other Term C Loan Collateral Account (including between the Deutsche Bank Term C Loan Collateral Account, the Barclays Term C Loan Collateral Account, the Natixis Term C Loan Collateral Account and the Citibank Term C Loan Collateral Account), subject to the satisfaction (or waiver) of the conditions set forth in this Section 3.9 (and each Term Letter of Credit Issuer and the Collateral Agent agrees to (or shall instruct the Collateral Trustee to) instruct the applicable Depositary Bank to transfer such funds at the discretion of the Borrower within one Business Day after the Borrower has provided notice to make such transfer); provided that each Term Letter of Credit Issuer may require that the Depositary Bank for the Term C Loan Collateral Account corresponding to its Term L/C Obligations is such Term Letter of Credit Issuer or an Affiliate thereof. The Borrower agrees that at all times, and shall immediately cause additional funds to be deposited and held in the Term C Loan Collateral Accounts from time to time in order that (A) the Term C Loan Collateral Account Balance for all Term C Loan Collateral Accounts shall at least equal the Term Letters of Credit Outstanding with respect to all Term Letters of Credit and (B) the Term C Loan Collateral Account Balance of each Term C Loan Collateral Account established for the benefit of a Term Letter of Credit Issuer shall equal at least the Term Letters of Credit Outstanding of such Term Letter of Credit Issuer (the “Term L/C Cash Coverage Requirement”); provided that in the case of clause (B), such requirement shall be deemed to have been met at such time if the Borrower shall have instructed that funds held in one Term C Loan Collateral Account be transferred to the Term C Loan Collateral Account established for the benefit of another Term Letter of Credit Issuer so long as after giving effect to such transfer, the Term L/C Cash Coverage Requirement shall have been met. The Borrower hereby grants to the Collateral Representative, for the benefit of all Term Letter of Credit Issuers, a security interest in the Term C Loan Collateral Accounts and all cash and balances therein and all proceeds of the foregoing, as security for the Term L/C Obligations (including the Term Letter of Credit Reimbursement Obligations) (and, in addition, grants a security interest therein, for the benefit of the Secured Parties as collateral security for the RCT Reclamation Obligations and the other First Lien Obligations; provided that (v) amounts on deposit in the Citibank Term C Loan Collateral Account shall be applied, first, to repay the Term L/C Obligations (including any Term Letter of Credit Reimbursement Obligations) in respect of Citibank Term Letters of Credit, second, to repay the Term L/C Obligations in respect of all other Term Letters of Credit and, then, to repay the RCT Obligations and all other First Lien Obligations as provided in Section 11.12, (w) amounts on deposit in the Deutsche Bank Term C Loan Collateral Account shall be applied, first, to repay the Term L/C Obligations in respect of Deutsche Bank Term Letters of Credit, second, to repay the Term L/C Obligations in respect of all other Term Letters of Credit and, then, to repay the RCT Obligations and all other First Lien Obligations as provided in Section 11.12, (x) amounts on deposit in the Barclays Term C Loan Collateral Account shall be applied, first, to repay the Term L/C Obligations in respect of Barclays Term Letters of Credit, second, to repay the Term L/C Obligations in respect of all other Term Letters of Credit and, then, to repay the RCT Obligations and all other First Lien Obligations as provided in Section 11.12, (y) amounts on deposit in the Natixis Term C Loan Collateral Account shall be applied, first, to repay the Term L/C Obligations in respect of Natixis Term Letters of Credit, second, to repay the Term L/C Obligations in respect of all other Term Letters of Credit and, then, to repay the RCT Obligations and all other First Lien Obligations as provided in Section 11.12 and (z) amounts on deposit in any other Term C Loan Collateral Account shall be applied, first, to repay the corresponding Term L/C Obligations (including Term Letter of Credit Reimbursement Obligations) owing to the applicable Term Letter of Credit Issuer, second, to repay the Term L/C Obligations in respect of all other Term Letters of Credit and, then, to repay the RCT Obligations and all other First Lien Obligations as provided in Section 11.12). Except as expressly provided herein or in any other Credit Document, no Person shall have the right to make any withdrawal from any Term C Loan Collateral Account or to exercise any right or power with respect thereto; provided that at any time the Borrower shall fail to reimburse any Term Letter of Credit Issuer for any Unpaid Drawing in accordance with Section3.4(a), the Borrower hereby absolutely, unconditionally and irrevocably agrees that the Collateral Agent shall be entitled to instruct (and shall be entitled to instruct the Collateral Trustee to instruct) the applicable depositary bank (each, a “Depositary Bank”) of the applicable Term C Loan Collateral Account to withdraw therefrom and pay to such Term Letter of Credit Issuer amounts equal to such Unpaid Drawings. Amounts in any Term C Loan Collateral Account shall be invested by the applicable Depositary Bank in Term L/C Permitted Investments (and as reasonably agreed by the applicable Depositary Bank under the applicable depositary agreement) in the manner instructed by the Borrower (and agreed to by such Depositary Bank) (and returns shall accrue for the benefit of the Borrower); provided, however, that the applicable Depositary Bank shall determine such investments in Term L/C Permitted Investments during the existence of any Event of Default as long as made in Term L/C Permitted Investments, it being understood and agreed that neither the Borrower nor the applicable Depositary Bank nor any other Person may direct the investment of funds in any Term C Loan Collateral Account in any assets other than Term L/C Permitted Investments. The Borrower shall bear the risk of loss of principal with respect to any investment in any Term C Loan Collateral Account. So long as no Event of Default shall have occurred and be continuing and subject to the satisfaction of the Term L/C Cash Coverage Requirement for each Term Letter of Credit Issuer after giving effect to any such release, upon at least three Business Days’ prior written notice to the Collateral Agent and the Administrative Agent, the Borrower may, at any time and from time to time, request release of and payment to the Borrower of (and the Collateral Agent hereby agrees to instruct (or to instruct the Collateral Trustee to instruct) the applicable Depositary Bank to release and pay to the Borrower) any amounts on deposit in the Term C Loan Collateral Accounts (as reduced by the aggregate amounts, if any, withdrawn by the Term Letter of Credit Issuers and not subsequently deposited by the Borrower) in excess of the Term Letter of Credit Commitment at such time (provided that the Collateral Agent shall have received prior confirmation of the amount of such excess from the Administrative Agent). In addition, the Collateral Agent hereby agrees to instruct (or to instruct the Collateral Trustee to instruct) the Depositary Bank to release and pay to the Borrower amounts (if any) remaining on deposit in the Term C Loan Collateral Accounts after the termination or cancellation of all Term Letters of Credit, the termination of the Term Letter of Credit Commitment and the repayment in full of all outstanding Term C Loans and Term L/C Obligations.”

(vi) The section of Schedule 1.1(a) to the Credit Agreement entitled “Specified Term Letter of Credit Commitments” is hereby amended and restated in its entirety as follows:

Specified Term Letter of Credit Commitments

Term Letter of Credit Issuer	Specified Term Letter of Credit Commitment
Natixis, New York Branch	46.153846154%
Deutsche Bank AG New York Branch	26.923076923%
Barclays Bank PLC	26.923076923%
TOTAL	100%

B. Conditions Precedent. This Third Amendment shall become effective as of the first date (the “Third Amendment Effective Date”) when each of the conditions set forth in this Section B shall have been satisfied:

1. The Administrative Agent shall have received duly executed counterparts hereof that, when taken together, bear the signatures of (a) the Borrower, (b) Holdings, (c) the Administrative Agent, (d) the Collateral Agent and (e) each Term Letter of Credit Issuer.

2. The Administrative Agent shall have received a control agreement (in form and substance reasonably satisfactory to the Collateral Agent, Natixis, New York Branch, the Borrower and the Collateral Trustee) with respect to the Natixis Term C Loan Collateral Account, executed and delivered by (a) the Borrower, (b) the Collateral Trustee, (c) the Collateral Agent and (d) Natixis, New York Branch, as Depositary Bank with respect to the Natixis Term C Loan Collateral Account.

C. Other Terms.

1. Credit Party Certifications. By execution of this Third Amendment, each of Holdings and the Borrower hereby certifies, on behalf of itself and not in his/her individual capacity, that as of the Third Amendment Effective Date:

(i) each of Holdings and the Borrower has the corporate or other organizational power and authority to execute and deliver this Third Amendment and carry out the terms and provisions of this Third Amendment and the Credit Agreement (as modified hereby) and has taken all necessary corporate or other organizational action to authorize the execution and delivery of this Third Amendment and performance of this Third Amendment and the Credit Agreement (as modified hereby);

(ii) each of Holdings and the Borrower has duly executed and delivered this Third Amendment and each of this Third Amendment and the Credit Agreement (as modified hereby) constitutes the legal, valid and binding obligation of such Credit Party enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar laws relating to or affecting creditors’ rights generally and general principles of equity (whether considered in a proceeding in equity or law) (provided that, with respect to the creation and perfection of security interests with respect to Indebtedness, Stock and Stock Equivalents of Foreign Subsidiaries, only to the extent the creation and perfection of such obligation is governed by the Uniform Commercial Code);

(iii) none of the execution and delivery by Holdings or the Borrower of this Third Amendment, the performance by Holdings or the Borrower of this Third Amendment and the Credit Agreement (as modified hereby) or the compliance with the terms and provisions hereof or thereof or the consummation of the transactions contemplated hereby will (a) contravene any applicable provision of any material Applicable Law (including material Environmental Laws) other than any contravention which would not reasonably be expected to result in a Material Adverse Effect, (b) result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any Lien upon any of the property or assets of Holdings, the Borrower or any Restricted Subsidiary (other than Liens created under the Credit Documents, Permitted Liens or Liens subject to an intercreditor agreement permitted hereby or the Collateral Trust Agreement) pursuant to the terms of any material indenture, loan agreement, lease agreement, mortgage, deed of trust or other material debt agreement or instrument to which Holdings, the Borrower or any Restricted Subsidiary is a party or by which it or any of its property or assets is bound other than any such breach, default or Lien that would not reasonably be expected to result in a Material Adverse Effect, or (c) violate any provision of the Organizational Documents of Holdings or the Borrower; and

(iv) no Default or Event of Default has occurred and is continuing or would result from the consummation of the transactions contemplated hereby.

2. Amendment, Modification and Waiver. This Third Amendment may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto and in accordance with the provisions of Section 13.1 of the Credit Agreement.

3. Entire Agreement. This Third Amendment, the Credit Agreement (as modified hereby) and the other Credit Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

4. GOVERNING LAW. THIS THIRD AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

5. Severability. Any term or provision of this Third Amendment which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Third Amendment or affecting the validity or enforceability of any of the terms or provisions of this Third Amendment in any other jurisdiction. If any provision of this Third Amendment is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.

6. Counterparts. This Third Amendment may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Delivery of a counterpart to this Third Amendment by electronic means shall be as effective as delivery of an original counterpart hereof.

7. Submission to Jurisdiction. Each party hereto irrevocably and unconditionally:

(i)	submits for itself and its property in any legal action or proceeding relating to this Third Amendment and the other Credit Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

(ii)	consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(iii)	agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at such address of which the Administrative Agent shall have been notified pursuant to Section 13.2 of the Credit Agreement;

(iv)	agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction;

(v)	subject to the last paragraph of Section 13.5 of the Credit Agreement, waives, to the maximum extent not prohibited by Applicable Law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section C(7) any special, exemplary, punitive or consequential damages; and

(vi)	agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Applicable Law.

8. Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS THIRD AMENDMENT AND FOR ANY COUNTERCLAIM THEREIN.

9. Notice. For purposes of the Credit Agreement (as modified hereby), the initial notice address of Natixis, New York Branch in its capacity as a Term Letter of Credit Issuer shall be as set forth below its signature below.

10. Miscellaneous. This Third Amendment shall constitute a Credit Document for all purposes of the Credit Agreement (as modified hereby) and the other Credit Documents. The provisions of this Third Amendment are deemed incorporated as of the Third Amendment Effective Date into the Credit Agreement as if fully set forth therein. Except as specifically amended by this Amendment, (i) the Credit Agreement and the other Credit Documents shall remain in full force and effect and (ii) the execution, delivery and performance of this Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Agent or Lender under, the Credit Agreement or any of the other Credit Documents.

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Third Amendment as of the date first set forth above.

VISTRA OPERATIONS COMPANY LLC,
as Borrower

By:	/s/ David D. Faranetta
	Name:	David D. Faranetta
	Title:	Senor Vice President and Treasurer

VISTRA INTERMEDIATE COMPANY LLC, as Holdings

By:	/s/ David D. Faranetta
	Name:	David D. Faranetta
	Title:	Senor Vice President and Treasurer

[Signature Page to Vistra Operations Company Third Amendment to Credit Agreement]

DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent, Collateral Agent and a Term Letter of Credit Issuer

By:	/s/ Marcus Tarkington
	Name:	Marcus Tarkington
	Title:	Director

By:	/s/ Anca Trifan
	Name:	Anca Trifan
	Title:	Managing Director

[Signature Page to Vistra Operations Company Third Amendment to Credit Agreement]

BARCLAYS BANK PLC,
as a Term Letter of Credit Issuer

By:	/s/ Graeme Palmer
	Name:	Graeme Palmer
	Title:	Assistant Vice President

[Signature Page to Vistra Operations Company Third Amendment to Credit Agreement]

NATIXIS, NEW YORK BRANCH,
as a Term Letter of Credit Issuer

By:	Guillaume de Parscau
	Name:	Guillaume de Parscau
	Title:	Managing Director

By:	Ronald Lee
	Name:	Ronald Lee
	Title:	Director

Notice Address in its capacity as a Term Letter of Credit Issuer:

Natixis, New York Branch

1251 Avenue of the Americas

New York, NY 10020

Attention: Wilbert Velazquez

Telephone: 212-872-5051

Facsimile: 201-761-6936, 201-761-6936

Email: letter_of_credit@us.natixis.com

[Signature Page to Vistra Operations Company Third Amendment to Credit Agreement]